For immediate release
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US Media - Bruce Amundson (253) 924-3047
Canada Media - Sarah Goodman (604) 661-8116
Analysts - Kathryn McAuley (253) 924-2058

Weyerhaeuser to Combine Fine Paper, Papergrade Pulp, Related Assets
with Domtar; Creates Largest North American Fine Paper Company

FEDERAL WAY, Wash. (Aug. 23, 2006) - Weyerhaeuser Company (NYSE: WY) today announced that it has reached a definitive agreement to combine its Fine Paper business and related assets with Domtar Inc. (TSE/NYSE: DTC). The transaction gives Weyerhaeuser shareholders 55 percent ownership in the new company and includes a $1.35 billion cash payment to Weyerhaeuser. The cash payment, plus the stock valued at the closing price of Domtar stock on Aug. 22, 2006, results in a transaction value of $3.3 billion before considering resulting synergies.

The combination is expected to be tax-free for Weyerhaeuser and its shareholders for U.S. federal income tax purposes. The transaction, which has been approved by the boards of directors of both companies, is expected to close in the first quarter of 2007.

“This transaction will create the North American market leader in fine paper and we anticipate that the combination will generate approximately $200 million in annual synergies within the next two years,” said Steven R. Rogel, chairman, president and chief executive officer. “I’m pleased that Weyerhaeuser shareholders will have the opportunity to participate in value created by this transaction. It’s also good news for our employees in these businesses because the combination of our assets with those of Domtar creates a stronger leader in the paper market. Our employees have created one of the most efficient, low-cost systems in the industry. I know they will play a big role in the future success of the ‘new Domtar.’

“This important milestone transforms Weyerhaeuser into a company with a more focused business portfolio and allows our team to concentrate its full attention on the execution of strategies in our core businesses,” Rogel said. “With this announcement, we can now resume our previously authorized share repurchase program.”

Under the terms of the agreement, Weyerhaeuser will distribute ownership of the Fine Paper business and related assets to Weyerhaeuser shareholders in either a spin-off or split-off transaction. Weyerhaeuser will determine which approach it will take prior to closing the transaction. A spin-off would involve a pro-rata distribution of shares to Weyerhaeuser shareholders. A split-off would provide Weyerhaeuser shareholders the option to elect to exchange Weyerhaeuser shares for stock in the “new Domtar.” Regardless of the method, upon closing of the merger former Weyerhaeuser shareholders will own 55 percent of the “new Domtar.” Former Domtar shareholders will own 45 percent of the new company.

Raymond Royer, Domtar president and chief executive officer, will lead an organization of 14,000 employees with a management team composed of executives from Weyerhaeuser paper operations and Domtar. This team includes Marvin Cooper, Weyerhaeuser senior vice president, Cellulose Fiber & White Paper, Containerboard Manufacturing and Engineering, who will become chief operating officer of the new company. Domtar’s senior vice-president and chief financial officer, Daniel Buron, will be the new company’s chief financial officer.

The “new Domtar” will have its head office in Montreal, Quebec, while the headquarters of operations will be in Fort Mill, S.C.

Harold MacKay, counsel and formerly chairman and senior partner to the Regina, Saskatchewan law firm of MacPherson Leslie & Tyerman LLP and an international advisor to Weyerhaeuser’s board of directors, will chair a 13-member board - seven nominated by Weyerhaeuser, six by Domtar. MacKay will resign his Weyerhaeuser advisory role before becoming chairman.

“With this transaction, we are transforming Domtar into one of the world’s leading paper companies, creating a strong company for shareholders and presenting new opportunities for employees and customers,” Royer said. “We are proactively enhancing the quality of our asset mix and taking decisive action to assure our future in a consolidating industry. This compelling strategic and operational fit will make the ‘new Domtar’ financially stronger, with prominent brands, a lower cost base, and the necessary scale and scope to succeed in the highly competitive global marketplace.”

Weyerhaeuser manufacturing assets included in the combination include:

•	Eight paper mills and associated pulp mills (Dryden, Ontario; Hawesville, Ky.; Johnsonburg, Pa.; Kingsport, Tenn.; Bennettsville, S.C.; Plymouth, N.C.; Prince Albert, Saskatchewan; Rothschild, Wis.).
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14 converting centers (Brownsville, Tenn.; Cerritos, Calif,; Dallas, Texas; DuBois, Pa.; Indianapolis, Ind.; Langhorne, Pa.; Mira Loma, Calif.; Owensboro, Ky.; Plymouth, N.C.; Prince Albert, Saskatchewan; Ridgefields, Tenn.; Rock Hill, S.C; Tatum, S.C., Washington Court, Ohio).

•	The market pulp mill at Kamloops, British Columbia.
•	The coated groundwood mill in Columbus, Miss.
•	Two softwood lumber mills (Big River, Saskatchewan; Ear Falls, Ontario).

The transaction is subject to review by antitrust agencies and securities regulators in the United States and Canada, the receipt of a favorable tax ruling from the U.S. Internal Revenue Service, and other customary closing conditions. It is also subject to approval by Domtar shareholders. Weyerhaeuser and Domtar will continue to operate separately until the transaction closes.

Weyerhaeuser’s financial advisor on the transaction was Morgan Stanley & Co. Inc. Its legal advisor in the United States was Cravath, Swaine & Moore LLP. Blake, Cassels & Grayson acted as Weyerhaeuser’s Canadian legal advisor.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world’s largest integrated forest products companies, was incorporated in 1900. In 2005, sales were $22.6 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.

JOINT CONFERENCE CALL

The companies will hold a live conference call at 6:30 a.m. Pacific (9:30 a.m. Eastern) on Aug. 23 to discuss today’s announcement.

To access the conference call from within North America, dial 1-888-221-5699 at least 15 minutes before the call. Those calling from outside North America should dial 1-706-643-3795. Replays will be available for one week at 1-800-642-1687 (access code - 4924122) from within North America and at 1-706-645-9291 (access code - 4924122) from outside North America.

The call is being webcast through Domtar’s Internet site at http://www.domtar.com [instruction/location] and through Weyerhaeuser’s Internet site at http://investor.weyerhaeuser.com.

The webcast is available through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected site, StreetEvents (http://www.streetevents.com).

WEYERHAEUSER CONFERENCE CALL

Weyerhaeuser will hold a live conference call at 8 a.m. Pacific (11 a.m. Eastern) on Aug. 23 to discuss today’s announcement.

To access the conference call from within North America, dial 1-888-221-5699 at least 15 minutes before the call. Those calling from outside North America should dial 1-706-643-3795. Replays will be available for one week at 1-800-642-1687 (access code - 4924133) from within North America and at 1-706-645-9291 (access code - 4924133) from outside North America.

The call is being webcast through Weyerhaeuser’s Internet site at http://investor.weyerhaeuser.com by clicking on the “Fine Paper Combination” link.

The webcast is available through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected site, StreetEvents (http://www.streetevents.com).

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FORWARD LOOKING STATEMENT

This news release contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “may,” “will,” “believes,” “should,” “approximately,” anticipates,” “estimates,” and “plans,” and the negative or other variations of those terms or comparable terminology or by discussions of strategy, plans or intentions.

This press release contains forward-looking statements relating to trends in, or representing management’s beliefs about, Domtar’s and the “new Domtar”’s future growth, results of operations, performance and business prospects and opportunities. These forward-looking statements are generally denoted by the use of words such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “may”, “will”, “should” and similar expressions and include, but are not limited to, statements about the anticipated benefits, savings and synergies of the merger between Domtar and Weyerhaeuser’s paper business, including future financial and operating results, the “new Domtar”’s plans, objectives, expectations and intentions, the markets for the “new Domtar”’s products, the future development of the “new Domtar”’s business, and the contingencies and uncertainties to which the “new Domtar” may be subject and other statements that are not historical facts. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties such as, but not limited to, general economic and business conditions, product selling prices, raw material and operating costs, changes in foreign currency exchange rates, the ability to integrate acquired businesses into existing operations, the ability to realize anticipated cost savings, the performance of manufacturing operations and other factors referenced herein and in Domtar’s continuous disclosure filings. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Although the forward-looking statements are based upon what management believes to be reasonable estimates and assumptions, Domtar cannot ensure that actual results will not be materially different from those expressed or implied by these forward-looking statements. Unless specifically required by law, none of Domtar, Weyerhaeuser or the “new Domtar” assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances. These risks, uncertainties and other factors include, among other things, those discussed under “Risk Factors” in Domtar’s Management’s Discussion and Analysis (MD&A). There is no assurance the transaction contemplated in this release will be completed at all, or completed upon the same terms and conditions described.